UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2008

MAC FILMWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-70526	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

75 Franklin Street, 2nd Floor
New York, New York 10013
(Address of principal executive offices) (zip code)

(818) 775-1624
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

3 Riverway, 18th Floor
Houston, Texas 77056
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 17, 2008, Mac Filmworks, Inc. (“MFI” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Sahara Media Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of the Company (the “Subsidiary”) and Sahara Media, Inc., a Delaware corporation (“Sahara”).   Pursuant to the Merger Agreement, which closed on September 17, 2008 (the “Closing Date”), the Subsidiary merged into Sahara, such that Sahara became a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company issued 18,150,000 shares of the Company’s common stock to the shareholders of Sahara (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 61.7% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger and the Private Placement (defined below), and the outstanding shares of common stock of Sahara were transferred to the Company and cancelled.

In connection with the Merger, on September 17, 2008, MFI entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which, concurrent with the closing of the Merger on the Closing Date, the Company issued and sold units, with each unit consisting of 100,000 shares of common stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50, for a purchase price of $125,000 per unit (the “Private Placement”). Pursuant to the Private Placement, the Company issued and sold to the Investors an aggregate of 6,526,191 shares of common stock (the “Common Shares”) and five-year warrants to purchase 6,526,191 shares of common stock  with an exercise price of $2.50 (the “Investor Warrants”), for an aggregate purchase price of $8,157,678.41. The Investor Warrants may not be exercised to the extent such exercise would cause the holder of the warrant, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such exercise. Pursuant to the Subscription Agreements, MFI agreed to file a registration statement registering the Common Shares and the shares of common stock underlying the Investor Warrants, subject to Securities and Exchange Commission (“SEC”) limitations, within 45 days of the filing of this report with the SEC.

John Thomas Financial, Inc. (“JTF”), a broker-dealer which is a member of the Financial Industry Regulatory Authority, was retained as the exclusive placement agent for the Private Placement. JTF received a commission of $815,767.84 (equal to 10% of the gross proceeds) and a non-accountable expense allowance of $244,730.35 (equal to 3% of the gross proceeds). JTF also received a finder’s fee of $200,000 in connection with the Merger, and a success fee of $400,000, based on the receipt of gross proceeds of at least $8,000,000. Upon exercise of the Investor Warrants, JTF will receive a 10% commission and a 3% non-accountable expense allowance. In addition, Sahara has retained JTF to assist Sahara with its investment banking requirements on an exclusive basis for a period of one year, pursuant to which, on the Closing Date, JTF was issued five-year warrants to purchase 1,000,000 shares of common stock of MFI with an exercise price of $1.30 (the “Broker Warrants”). The Brokers Warrants are exercisable on a cashless basis. JTF will also be issued one share of common stock of the Company for every four Investor Warrants that are exercised within 12 months of the date on which the registration statement registering the resale of the common stock underlying such Investor Warrants has been declared effective by the SEC, and Sahara retained JTF as a consultant for a monthly fee of $10,000. Also, in connection with the Merger, on the Closing Date, JTF was issued 3,000,000 shares of the Company’s common stock. The Company also paid an additional finder’s fee of $120,000 to Aubry Consulting Group, Inc. in connection with the Merger.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the Merger and the Private Placement, in addition to the foregoing:

(i) As previously reported in the Company’s Form 8-K filed with the SEC on August 25, 2008, the Company completed a 30-to-1 reverse stock split of its common stock, pursuant to which the Company’s issued and outstanding shares of common stock, was reduced to 818,000 (prior to the Merger and the Private Placement).

(ii) The Company entered into a securities escrow agreement (the “Securities Escrow Agreement”) with Sahara, the shareholders of Sahara named therein (the “Sahara Escrow Shareholders”), and Sichenzia Ross Friedman Ference LLP, as escrow agent. Pursuant to the Securities Escrow Agreement, the Sahara Escrow Shareholders agreed to place 5,000,000 Acquisition Shares (the “Escrow Shares”) into an escrow account. The Escrow Shares will either be released to the Sahara Escrow Shareholders, or returned to the Company for cancellation, based upon the achievement of certain performance thresholds as set forth below:

(a) If the Company launches the online magazine Honeymag.com six months after the Closing Date (the “First Performance Threshold”), 20% of the Escrow Shares will be released to the Escrow Shareholders. If the First Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(b) If the Company launches the social network Thehivespot.com seven months after the Closing Date (the “Second Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Second Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(c) In the event that, from the period from the launch of the online magazine Honeymag.com, until nine months after the Closing Date, the average number of monthly viewed impressions of the Company’s online magazine Honeymag.com is at least 300,000 (the “Third Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Third Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(d) In the event that the Company’s social networking site Thehivespot.com has at least 200,000 registered users on September 30, 2009 (the “Fourth Performance Threshold”), 20% of the Escrow Shares will be released to Sahara Escrow Shareholders. If the Fourth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(e) In the event that the Company either has revenue of at least $1,000,000 for the year ending December 31, 2009, or accounts receivable of at least $1,000,000 as of December 31, 2009, as disclosed in the Company’s audited financial statements included in the Company’s Form 10-K for the year ending December 31, 2009 filed with the Securities and Exchange Commission (the “Fifth Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Fifth Performance Threshold is not met, 20% of the Escrow Shares will be returned to the Company for cancellation.

(iii) Sahara entered into an indemnification agreement (the “Indemnification Agreement”) with John Thomas Bridge & Opportunity Fund (“JTO”), pursuant to which JTO agreed to indemnify Sahara for any breaches of the representations and warranties made by MFI under the Merger Agreement, in an amount up to $400,000, for up to two years. Sahara paid JTO a fee of $400,000 upon the execution of the indemnification agreement.

(iv) Effective on the Closing Date, Dwayne Deslatte resigned as the sole officer of the Company and the following executive officers of Sahara were appointed as executive officers of the Company:

Name	Title
Philmore Anderson IV	Chief Executive Officer,
Timothy Kelly	President
Larry J. Stinson	Chief Financial Officer

Dwayne Deslatte will also resign as the sole director of the Company, upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the directors of Sahara, consisting of Philmore Anderson IV, Philmore Anderson III, and Tamera Reynolds, will be elected directors of the Company, effective upon the Company’s meeting its information obligations under the Exchange Act.

(v) MFI intends to changes its name to Sahara Media Holdings, Inc., as soon as practicable.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

Effective on the Closing Date, pursuant to the Merger Agreement, Sahara became a wholly owned subsidiary of the Company. The acquisition of Sahara is treated as a reverse acquisition, and the business of Sahara became the business of the Company. At the time of the reverse acquisition, MFI was not engaged in any active business.

References to “we,” “us,” “our” and similar words refer to Sahara.  References to “MFI” refer to the Company and its business prior to the reverse acquisition.

Summary

Sahara is a Delaware corporation organized on January 18, 2005. MFI is a Delaware corporation organized on September 26, 1997.

We are a development-stage company located in New York. Since our formation, we have concentrated on the development of our business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with us, published Honey Magazine. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing.  Vanguarde Media filed for bankruptcy and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter. As of its final subscription issue in March 2004, Honey had an estimated readership of 1.5 million. It also had advertising support from numerous well-known brands in various industries.

We plan to re-launch Honey as an online magazine and social network. We expect that the primary components of our business will be:

•	The online magazine Honeymag.com
•	The social network Thehivespot.com
•	Our database of 4.05 million names in the 18-34 urban female demographic (the “Honey Database”)

Our executive offices are located at 75 Franklin Street, 2nd Floor, New York, NY 10013, our website is located at www.honeymag.com, and our telephone number is 212-465-3428.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We have a limited operating history upon which an evaluation of our prospects can be made.

We were organized on January 18, 2005 and have had only limited operations since our inception upon which to evaluate our business prospects. As a result, an investor does not have access to the same type of information in assessing his or her proposed investment as would be available to purchasers in a company with a history of prior operations. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs. We also face the risk that we may not be able to effectively implement our business plan. If we are not effective in addressing these risks, we may not operate profitably and we may not have adequate working capital to meet our obligations as they become due.

We have a history of losses and a large accumulated deficit and we may not be able to achieve profitability in the future.

For the six months ended June 30, 2008, and for the years ended December 31, 2007 and 2006 we incurred net losses of $360,025, $728,729 and $826,402, respectively. From inception through June 30, 2008, we have accumulated net losses of $2,320,425. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital to fund our operations we may have to cease our operations.

Our independent auditor's report has included an emphasis of matter paragraph in its report stating that they have a substantial doubt about our ability to continue as a going concern on our financial statements for the six months ended June 30, 2008 and for the years ended December 31, 2007 and 2006.

Because we have a working capital deficiency, as of June 30, 2008, and have experienced continuing operating losses since inception, our auditor included in its report for the six months ended June 30, 2008 and for the years ended December 31, 2007 and 2006, an emphasis of matter paragraph in its independent auditor’s report stating that they have a substantial doubt about our ability to continue as a going concern. If we continue to generate significant losses we may not be able to continue as a going concern.

We will need significant additional capital, which we may be unable to obtain.

Our capital requirements in connection with our development activities and transition to commercial operations have been and will continue to be significant. We will require additional funds to continue research, development and testing of our technologies and services, to obtain intellectual property protection relating to our technologies when appropriate, and to market our services. We anticipate that we may require approximately $5,000,000 in additional funds 18 months after the date of the filing of this report. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If our strategy is unsuccessful, we will not be profitable and our shareholders could lose their investments.

There is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue, which may cause the value of the Company to decrease, thereby potentially causing our stockholders to lose their investments.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding service offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations or cause administrative inefficiencies.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our products and services to achieve market acceptance;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

Our business depends on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our “Honey” brand will be a critical part of our business. Re-establishing, developing and enhancing the “Honey” brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to re-establish, promote and develop the ‘‘Honey’’ brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that re-establishing, developing, maintaining and enhancing our brand will become increasingly important, difficult and expensive.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “Honey” trademark and our related trademarks to be valuable to us and will aggressively seek to protect them. We have registered the following trademarks in the United States for the class of paper goods and printed matter: Honey, and Honey Hair & Beauty. In addition, we have U.S. trademark applications pending for the class of paper goods and printed matter for the following trademarks: Honey Bride, and Honey Teen; and have U.S. trademark applications pending for the class of education and entertainment for the following trademarks: Honey, Honey Bride, Honey Teen, and Honey Hair & Beauty. Various events outside of our control pose a threat to our intellectual property rights as well as to our services. For example, effective intellectual property protection may not be available in every country in which our services are made available through the internet. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources or capital necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

Traffic levels on our Website can fluctuate, which could materially adversely affect our business.

Traffic levels to our Website can fluctuate significantly as a result of social, political and financial news events.  The demand for advertising, cross promotion and subscriptions on our Website as well as on the Internet in general can cause changes in rates paid for Internet advertising. This could impede our ability to obtain or renew marketing or advertising agreements and raise budgeted marketing and advertising costs.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our services.

Our business may be adversely affected by malicious applications that make changes to our users’ computers and interfere with the honeymag.com experience. These applications may attempt to change our users’ internet experience. The interference may occur without disclosure to or consent from users, resulting in a negative experience that users may associate with honeymag.com. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we plan to offer a number of services that our users will download to their computers or that they will rely on to store information and transmit information to others over the internet. These services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a user’s computer or in our computer systems and networks. The ability to reach users and provide them with a superior experience is critical to our success. If our efforts to combat these malicious applications are unsuccessful, or if our services have actual or perceived vulnerabilities, our reputation may be harmed and our user traffic could decline, which would damage our business.

We may face liability for information displayed on or accessible via our website, and for other content and commerce-related activities, which could reduce our net worth and working capital and increase our operating losses.

Because materials may be downloaded by the services that we operate or facilitate and the materials may be subsequently distributed to others, we could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of such materials, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may be subjected to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our website. These types of claims have been brought, sometimes successfully, against marketing and media companies in the past. We may be subject to liability based on statements made and actions taken as a result of participation in our chat rooms or as a result of materials posted by members on bulletin boards on our website. Based on links we provide to third-party websites, we could also be subjected to claims based upon online content we do not control that is accessible from our website.

Although we plan to carry general liability insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

Changing laws, rules and regulations and legal uncertainties could increase the regulation of our business and therefore increase our operating costs.

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.
Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities. Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

We could face liability for breaches of security on the Internet.

To the extent that our activities or the activities of third-party contractors involve the storage and transmission of information, such as credit card numbers, social security numbers or other personal information, security breaches could disrupt our business, damage our reputation and expose us to a risk of loss or litigation and possible liability. We could be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. We could also be liable for claims relating to security breaches under recently-enacted or future data breach legislation. These claims could result in substantial costs and a diversion of our management’s attention and resources.

We are dependent on third party databases and computer systems.

We depend on the delivery of information over the Internet, a medium that depends on information contained primarily in an electronic format, in databases and computer systems maintained by third parties and us. A disruption of third-party systems or our systems interacting with these third party systems could prevent us from delivering services in a timely manner, which could have a material adverse effect on our business and results of operations.

Our systems are also heavily reliant on the availability of electricity. If we were to experience a major power outage, we would have to rely on back-up generators. These back-up generators may not operate properly and their fuel supply could be inadequate during a major power outage. This could result in a disruption of our business.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade or charge for access to certain of our services, which could lead to additional expenses and the loss of users and advertisers.

Our planned services depend on the ability of our users to access the internet, and certain of our services will require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access to certain of our anticipated services by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. These activities may be permitted in the U.S. after recent regulatory changes, including recent decisions by the U.S. Supreme Court and Federal Communications Commission and under legislation being considered by the U.S. Congress. While interference with access to our planned services seems unlikely, such carrier interference could result in a loss of existing users and advertisers, increased costs, and impair our ability to attract new users and advertisers, thereby harming our revenue and growth.

We face intense competition from social networking sites and other Internet businesses and may not be able to successfully compete.

We face formidable competition in every aspect of our planned business, and particularly from other companies that seek to connect people with information and entertainment on the web. Such competitors include Blackplanet, YouTube, My Space, Craig’s List, Evite, and Facebook.

In addition, we will be competing with other Internet companies, including general purpose consumer online services, such as America Online and Microsoft Network; and other web “portal” companies, such as Excite, Infoseek, Yahoo! and Lycos.

We will also face competition from the online versions of newsstand magazines, such as EbonyJet.com (the online version of Ebony and Jet magazines), Essence.com, and Blackenterprise.com.

Our competitors have longer operating histories and more established relationships with customers and end users. They can use their experience and resources against us in a variety of competitive ways, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. They may have a greater ability to attract and retain users than we do because they operate internet portals with a broad range of content products and services. If our competitors are successful in providing similar or better web sites, more relevant advertisements or in leveraging their platforms or products to make their web services easier to access, our user traffic and the size of our network could be negatively affected, which could negatively affect our revenues.

 We face competition from traditional media companies, and we may not be included in the advertising budgets of large advertisers, which could harm our operating results.

In addition to Internet companies and online magazines, we face competition from companies that offer traditional media advertising opportunities, including television, radio and print. This would include such companies as The Wall Street Journal, CNN and CNBC.  Most large advertisers have set advertising budgets, a portion of which is allocated to internet advertising. We expect that large advertisers will continue to focus most of their advertising efforts on traditional media. If we fail to convince these companies to spend a portion of their advertising budgets with us, our operating results would be harmed.

If we do not innovate and provide services that are useful to users, we may not be able to effectively compete, and our revenues and operating results could suffer.

Our success depends on providing services that make using the internet a more useful and enjoyable experience for our users. Our competitors are constantly developing innovations in web based services. As a result, we must invest significant resources in research and development in order to introduce and enhance services that people can easily and effectively use. If we are unable to provide quality services, then we will fail to attract users, or our users may become dissatisfied and move to a competitor’s services. Our operating results would also suffer if our anticipated services are not responsive to the needs of our users and members, are not appropriately timed with market opportunities or are not effectively brought to market. As internet broadcasting technology and social networks continue to develop, our competitors may be able to offer services that are, or that are seen to be, substantially similar to or better than ours. This may force us to compete in different ways and expend significant resources in order to remain competitive.

We need to enter into strategic relationships with other Websites. If we are unable to do so, our revenues and operating results will suffer.

We will need to establish and maintain strategic relationships with other Websites to attract users, advertisers and compelling content.  There is intense competition for placements and cross promotion on these sites, and we may not be able to enter into relationships on commercially reasonable terms or not at all.  In addition, we may have to pay significant fees to establish and maintain these relationships.

Our business model is dependent upon continued growth in the use of the Internet by our target demographic, and acceptance of our services by our target demographic. If such growth and acceptance do not occur, our business will suffer.

Our business model depends on creating and increasing demand for our content and e-commerce initiatives from our 18-34 urban female target demographic. This in turn depends on this demographic continuing to increase its use of the Internet for obtaining information pertaining to social, political, financial and lifestyle events. There can be no assurance that such growth will continue, or that our services will be accepted by this demographic. If such growth and acceptance do not occur, our business will be materially adversely affected.

Existing technologies can block our ads, which would harm our business.

Existing technologies can block display of our ads. We expect that much of our revenues will be derived from fees paid by advertisers in connection with the display of ads on web pages. As a result, ad-blocking technology could adversely affect our operating results.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly Mr. Philmore Anderson IV, Chief Executive Officer, Mr. Larry J. Stinson, Chief Financial Officer, and Mr. Timothy Kelly, President. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on us.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on us.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company’s common stock is registered under the Securities Exchange Act of 1934, as amended, and is currently listed on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

Our executive officers and directors beneficially own the majority of our outstanding shares of common stock.

Our current executive officers and directors beneficially own approximately 54.0% of the Company’s outstanding common stock, including approximately 46.8% of our outstanding shares which are beneficially owned by our chief executive officer Philmore Anderson IV. As a result, if they act in concert, our executive officers and directors will control all of the issues submitted to a vote of the Company’s shareholders.  Such concentration of share ownership may have the effect of discouraging, delaying or preventing a change in control of the Company.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends for the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

 FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

BUSINESS

Background

We are a development-stage company that was formed in Delaware in January 2005. Since our formation, we have concentrated on the development of our business strategy. Until March 2004, Vanguarde Media, an entity not affiliated with us, published Honey Magazine. As a result of financial difficulties of Vanguarde Media, Honey Magazine ceased publishing. Vanguarde Media filed for bankruptcy and in February 2005 Sahara through the bankruptcy proceedings purchased the “Honey” trademark for the class of paper goods and printed matter. As of its final subscription issue in March 2004, Honey had an estimated readership of 1.5 million. It also had advertising support from well-known brands in various industries.

We plan to re-launch Honey as an online magazine and social network.

We expect that the primary components of our business will be:

•	The online magazine Honeymag.com
•	The social network Thehivespot.com
•	Our database of 4.05 million names in the 18-34 urban female demographic (the “Honey Database”)

With the Honey brand and the Honey Database we will seek to connect with audiences and secure brand leadership for our target demographic.

We plan to launch the online magazine Honeymag.com, followed by the launch of the social network Thehivespot.com. We believe this strategy will allow us to exploit the synergies of our online magazine and social networking site as well as offline events.  We plan to employ our launch and expansion strategy through an integrated online and offline strategy.

As demand for integrated, cross-media marketing increases, we plan to extend the Honey brand to other platforms such as radio, television, and product licensing to add value for our advertising partners and to increase Honey’s brand equity, online readership and membership in the social network.

The Market Opportunity

We believe there is an unmet market need for a marketing product that integrates online and offline media.  Online advertising as a percentage of advertising budgets has been increasing over the years but we believe the combination of online and offline marketing has become increasingly important.

The shift from traditional to "alternative" media

A communications industry forecast published by Veronis Suhler Stevenson predicts alternative advertising spending will increase more than 23% from 2006 to 2011, while traditional advertising will have a compound annual growth rate of just over 1%.

A growth spurt for interactive marketing

Interactive marketing spending will reach $61 billion by 2012, more than triple the level of 2007, according to Forrester Research. To put this into context, interactive marketing, which currently accounts for just 8% of all spending on advertising, will increase to 18% of marketers' total advertising budgets in five years.

Interactive marketing encompasses new marketing channels such as e-mail and search marketing, online video ads and social media. Mobile marketing, also a form of interactive media, is becoming more popular as consumers become increasingly comfortable using personal computing handsets. Other emerging channels, including game marketing, podcasts and RSS (Rich Site Summary) feeds, will claim increasing shares of marketers' budgets.

More off-line support for online campaigns

We believe that in 2008 and beyond, the trend toward using off-line media to drive customers to the web will continue. Traditional media are increasingly relied on to support new interactive campaigns.  Forrester Research predicts that display advertising, in particular, will reach $14 billion by 2012.

TV is another traditional advertising medium that will increasingly be used to pique consumer interest and point prospects to a website where they can find more in-depth information. Once there, entertaining online video ads maybe used to tell a longer, more involved story. Consumer adoption of online video is growing.

(Source: http://www.entrepreneur.com/marketing/marketingcolumnistkimtgordon/article188282.html).

Market Positioning and the Honey Database

We plan to develop and use Honey’s online presence, the Honey Database and other cost-effective marketing to reconnect with the Honey audience.

Sahara acquired approximately 3,660,000 of the 4,050,000 names included in the Honey Database pursuant to an asset purchase agreement (the “Database Purchase Agreement”), by and between Sahara Media, Inc. and BPA Associates, LLC (“BPA”). The remaining portion of the Honey Database, including approximately 384,000 names, was already owned by Sahara prior to entering into the Database Purchase Agreement. BPA is an entity owned by Bertha Anderson, who is the mother of Philmore Anderson IV, our chief executive officer. Under the Database Purchase Agreement, we paid BPA $825,000 in cash, of which $50,000 was paid upon the closing of a bridge loan in July 2008, and an additional $775,000 was paid upon the closing of the Private Placement on September 17, 2008. In addition, pursuant to the Database Purchase Agreement, upon the closing of the Private Placement, we issued BPA 1,425,000 shares of common stock. The closing under the Database Purchase Agreement occurred upon the closing of the Private Placement on September 17, 2008.

We will seek to attract unique visitors to the online magazine and develop our advertising base by developing and refining our editorial and production standards to provide consistently fresh, relevant content. Upon maturity, we will seek to expand the reach of the Honey brand through licensing to radio, television, consumer products, and other platforms as appropriate to reach our target demographic.

Market Size and Analysis

African American Demographic Overview

We believe we are positioned to benefit from several converging market trends, including overall target population growth, the dramatic increase of spending power and influence of African American women, and higher-than-average African American magazine readership.

African-American Consumer Profile: Young, Increasingly Affluent and Educated

The African-American population skews younger than the U.S. population. In 2005, the median age of the African-American population was 31.3 compared to 40.4 for non-Hispanic whites (source: U.S. Census Bureau, 2005) In addition, females represent a greater percentage of the African-American population than of the general U.S. population (Source: U.S. Census Bureau, 2004).

African American Women Are the Leading Driver of Increased Spending

The purchases made by black women are the single biggest influence on the growth of African-American spending (Source: “The Buying Power of Black America--2003,” Target Market News).

In 2003, black women showed increased expenditures in categories in which they are the dominant buyers. These include childcare (+8%), personal care products (+18%), gifts (+155%), food (+3%), women’s apparel (+2%), women’s footwear (+13%) (Source: “The Buying Power of Black America--2003,” Target Market News).

Snapshot of the African-American Market

The following trends provide specific evidence of the size, growth, and viability of Honey’s target market:

African-American influence pervades American culture—fashion, music, dance and language are just a few examples of the power that this market segment has on America.

From 1990 to 2012, the African-American population is projected to grow by 35.3% compared to a 26.6% increase for the total U.S. population, according to the University of Georgia’s Selig Center for Economic Growth.  Currently, the African-American population comprises 13% of the total U.S. population. The percent of African-Americans who are new immigrants continues to grow and contribute to the vitality of the community. The market research firm Synovate estimated in 2006 that 8.5% of the African-American population was foreign born. This represents an increase from the 7.4% of the African-American population who were immigrants in 1990 (Source: U.S. Census Bureau, 2004).

We believe it is particularly important for marketers to note that the buying power of African-Americans rose 166% in 17 years, from $318 billion in 1990 to $845 billion in 2007, according to the University of Georgia’s Selig Center for Economic Growth. By 2012, the buying power of African Americans is projected to grow to more than $1 trillion, according to the University of Georgia’s Selig Center for Economic Growth.

In 2006, 5.7 million African-Americans owned their homes, up from 4.3 million since the 1990 Census, an increase of approximately 33%(source: Target Market News, "The Buying Power of Black America" Study, 2003).

African-Americans continue to increase their spending in proportion to their rising income. Black households also continue to spend more, collectively, than other minorities in virtually every consumer product and service category (source: Target Market News, "The Buying Power of Black America" Study, 2003).

Honey targets a significant segment within African-American market

•	There are 19.8 million African-American women in the U.S., or 52% of the overall African-American population (source: Target Market News, "The Buying Power of Black America" Study, 2003)

•	Of these women, 5.027 million are between the ages of 18 – 34 (source: U.S. Census Bureau, 2004)

•	84% of African Americans are regular magazine readers (source: MRI Data, 2004)

•	The average African-American reads 13.3 magazines per month compared to 9.7 per month for Caucasians (source: MRI Data, 2004).

Online Advertising Market Overview

The U.S. online advertising market will reach $50.3 billion in revenue by 2011, more than doubling 2007 levels and growing 24% annually, as brands increase their online ad spending and publishers improve ad targeting, inventory and yield management (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”).

The internet accounts for approximately 20% of overall media consumption in the U.S., but advertisers now invest only 7.5% of their budget online (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”) -- and we believe that as a result there is tremendous potential for marketplace growth as advertisers bridge the gap.

By 2011, nearly 25% of all media consumption will be online, drawing 15% of the advertising dollars (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”).

Among the factors driving this continued growth, according to the research (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”) are:

•	Increased online audiences (at least 76% of U.S. households now have internet access, and adoption will outpace population growth in the next five years)
•	The development of new types of advertising
•	The creation of new publisher business models that help sell interactive advertising
•	The merging of social networks into the media fabric

Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”

Social Network Market Overview

With the advent of online communications Social Networks have become the newest form of online interaction.  A total of nearly 100 million people are active users of all online Social Networks and the growth rate is accelerating (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”).  While growth is slowing at most top Internet sites, it is increasing at sites focused on social networking, blogging and local information (source: Yankee Group research report, “The Cowboys Dance On… and On: 2007 Online Advertising Forecast.”).

The dramatic success of these Internet categories is apparent from a recent online-traffic analysis provided by market research firm ComScore Media Metrix, which examined visitor growth rates among the 50 top Web sites over the past year. The number of monthly visitors to top Social Networking sites rose at rates ranging from 185% (Citysearch) to 528% (Blogger.com) between February 2005 and February 2006. Their growth far exceeded the 4% increase in overall Internet visitors in the U. S. during that period.

Competition

We face formidable competition in every aspect of our business, and particularly from other companies that seek to connect people with information and entertainment on the web. We intend to leverage the Honey brand by integrating our online magazine and the Honey Database, and working with our operational, PR and professional partners to effectively compete. Below is a breakdown of the competition that we face in our three main planned business segments.

Competition in the Social Networking Space

Online social networking services are used regularly by millions of people. Below is a list of the primary networks that would naturally compete with Honey’s planned social network Thehivespot.com.

•	Facebook.com – Is the leading social network in the world with an estimated 116 million unique registered users worldwide.

•
MySpace.com – Is the network that has arguably started the mainstream interest in social networks. It has been acquired by News Corp for $580 million.  MySpace now has roughly 115 million registered users worldwide and was only recently passed by Facebook as the leading social network.

•
LinkedIn.com – A business focused social network.  This is one of the most successful social networks that is highly focused and not as generalist as Facebook and MySpace.  LinkedIn has a global unique user base of 7.5 million people.

•	Friendster.com – Is another leading social network that is similar to Facebook and has a global user base of 40 million people.

•
Badoo.com – Badoo is a specialized social network that focuses on an international user base.  Badoo.com has experienced rapid growth with just fewer than 14 million registering as users since its launch in 2006.

•	QuePasa.com – QuePasa is a social network focused on the Hispanic market.

•	BlackPlanet.com – BlackPlanet is perhaps our most direct competition as it is a social network directed solely at the African-American demographic. BlackPlanet has roughly 18 million registered users.

Competition in the Database Management Business

Our main asset besides our Honey brand is our proprietary Honey Database. We believe the Honey Database will be integral to our launch, and by generating revenue through the licensing of the Honey Database to advertisers, political parties, and others, we can avoid excessive negative cash flow.

Companies such as Epsilon, SIGMA Marketing Group, eROI and CAS, Inc will be our chief competition in the database marketing space.  However, we do not anticipate that competition in the database management business will materially affect our operations.

Honey Brand Name

The Honey brand is aimed at the 18 - 34 year old black female. It aims to address the lifestyle and interests of this demographic by providing editorial content that is relevant, entertaining, informative, and inspiring.

Description of the Brand

We intend to re-establish the Honey brand with a focus on the issues and lifestyle that affect the black female--what she wears, what she wants out of her career, how she connects to others, what she aspires to in life, and how she feels about herself.

To re-establish the Honey brand, we intend to create and provide content such as skin care tips, make-up techniques, club fashion, clothing reviews, shopping advice, sexual columns, and health news, all from a young, black, female perspective.

We believe that at this time, there is not a single publication exclusively targeting the 18 - 34 black female market.

Honey’s closest competition is Essence magazine. However, Essence’s audience base is older, married, and has a higher percentage of men.

Other competition includes magazines targeting African-American readership in general: Ebony, Vibe, Vixen, Jet, Source, and Black Enterprise. However, these publications have had a different editorial focus.

Business Model

Bringing the Online and Offline Models Together

We will seek to combine the traditional forms of advertising under one roof: online, offline and events.  To this end, the Honey Database will be used to maximize Honey’s brand awareness and to drive traffic to our social network, online magazine and to events.

Through online advertising, direct marketing, events and social networking, we will seek to leverage the Honey brand name and the Honey Database.

We believe the most critical key to success is delivering a high-quality product.

We believe editorial content and using the Honey Database is the second key to success.  We will seek to achieve targeted circulation levels in a cost-efficient manner.

Blue chip advertising relationships are essential to our success as well. We will seek to quickly connect with Honey’s past advertisers while forging new agency and corporate relationships.

We will also seek to create advertising impact, such that advertising agencies and brands will view Honey as the best way to reach our highly targeted audience. Ads should appear in the relevant editorial context to maximize receptivity. Online quality and ad layout should exceed sponsor expectations.  We believe integrating Honey’s online content with the social network Thehivespot.com is the key to maximizing our target marketing potential.

Finally, we will seek to make all production and distribution dates in a timely fashion while exercising cost discipline in all areas of the business.

 Sahara Highlights

•	An Unmet Market Need – Currently, we believe there is not a single online magazine exclusively targeting the 18 - 34 urban female demographic.

•	A Prior Established Brand – As of its final issue in March 2004, Honey had an estimated 1.5 million readers. These results indicate potential brand awareness and equity among the target audience.

•	Audience Access – By leveraging the Honey Database, we will seek to efficiently connect with audiences to jump-start circulation.

•
Proven Editorial Formula – Prior to being forced out of print, Honey magazine successfully balanced the style, interests, and ambitions of the target audience with the demands of advertising partners, showing steady growth in circulation and advertising.

•
Foundation of Blue Chip Advertisers – Honey will seek to provide unmatched access to its targeted audience group. Key past advertisers include top brands in automotive, cosmetics, personal care, fashion, travel, technology, and financial services.

•
A Growing and Valued Demographic - The urban female population is growing faster than the U.S. average.  It is also valued by advertisers due to its buying power, brand loyalty and cultural influence.  We believe this demographic is largely untapped as the urban female is inappropriately discounted; we will seek to bridge the marketing gap with a focused strategy to show the value of the demographic.

Expansion Plan

We anticipate that the foundation for our expansion will involve our use of direct mail and email to contact names on our Honey Database, the licensing of our Honey Database for potential revenue generation, utilization of the Honeymag.com website and its integration with the social network Thehivespot.com to drive web traffic, agent-based promotions to drive online readership, and public relations efforts including fashion week in New York City. We plan to introduce Thehivespot.com in 75 black colleges and universities throughout the U.S.

In addition, we will seek to establish the presence of the Honey brand at black-oriented events, placements in black-oriented films, music videos, and television shows on an opportunistic basis, and other non-traditional marketing on an opportunistic basis.

We also plan to launch Honey as a quarterly, limited edition magazine, after we have re-established the Honey brand through the online magazine and provided there is sufficient advertising demand. We believe limiting the circulation of each issue to 100,000 samples to be sent to the top media, advertising and fashion executives will create buzz for the Honey brand that will further create the foundation for licensing the Honey brand to key related industries.

Sales Strategy

We plan to generate revenues by (1) selling online advertising to corporate and agency clients, and (2) licensing our Honey Database.

The Honey Database is highly specific and encompasses an important marketing and political demographic.  We plan to generate revenue from the Honey Database by licensing it to advertisers as well as non-profit organizations.

We plan to target both well-known brands, including both past Honey advertisers and new prospects; and agencies, including African-American focused and traditional agencies, to secure advertising sales.

For both brands and agencies, we will offer a range of creative sponsorships, including online ads, special issues, special sections, branded promotions, and other integrated media as appropriate.

The following are key priorities for the Honey sales effort:

•	Connect with well-known advertisers who have supported Honey in the past

•	Leverage high-level relationships of new management team to break ground with new advertising targets.

Sahara's management team has years of industry experience and numerous contacts with major brands and agencies. These relationships are a critical starting point for acquiring new advertising partners.

•	Leverage special issues and promotions for increased ad sales in key categories

Honey will use a range of special issues, sections, and promotions to add value for advertising partners and attract new sponsors.

Special issues currently planned include Holiday Gift Guide, Automotive, Travel, and Health. These issues will be complemented by a range of promotional opportunities such as travel contests, beauty makeover contests, technology giveaway contests, and others as appropriate.

•	Develop rate incentive program for new and valued advertising partners

Charter advertiser incentives will be developed for advertising partners who commit to long-term insertions. Currently, we plan to offer a rate break for those who commit to nine or more insertions.

•	Provide integrated, multi-platform solutions to complement online offering

The focus of Honey's initial media programs will be the online magazine and social network supplemented by off-line promotion.

We believe that in the coming years, advertisers will increasingly demand integrated media solutions that combine print, web, events, and broadcast media. To meet this demand, Honey anticipates the development of a number of other media options, including Honey Radio, Honey TV, Honey Music, and other brand extensions. Our success does not rely on these extensions. However, we believe that they will be a highly cost effective way to enhance brand equity while creating additional sponsorship value for our advertising partners.

Project Development

We have retained Dogmatic, Inc. to develop and launch our online magazine and social networking site.

Dogmatic, Inc. is a creative production services agency with offices in New York City and Venice, CA.

In addition, we have retained Ripple6, Inc., to provide ongoing maintenance and support services for our online magazine and social networking site.

Thehivespot.com—Social Networking Functionality

Web branding and design will allow us to select and coordinate available components so as to create an efficient layout and structure. Dogmatic will design a web shell that is simple and flexible to display content according to various user preferences (both front-end and back-end). Creating an appropriate balance between eye-catching design and engaging/informative content will reinforce the Honey web brand. This combination will encourage visitors to become accustomed to and ultimately return to our website for general information and updates.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business on the internet. In addition, laws and regulations relating to user privacy, freedom of expression, content, advertising, information security and intellectual property rights are being debated and considered for adoption by many countries throughout the world. We face risks from some of the proposed legislation that could be passed in the future.

In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, which include actions for defamation, libel, invasion of privacy and other data protection claims, tort, unlawful activity, copyright or trademark infringement and other theories based on the nature and content of the materials searched, the ads posted or the content generated by users. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. Any court ruling that imposes liability on providers of online services for activities of their users and other third parties could harm our business.
Likewise, a range of other laws and new interpretations of existing laws could have an impact on our business. For example, in the U.S. the Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing, linking or hosting third-party content that includes materials that infringe copyrights or other rights. The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. In addition, the Protection of Children from Sexual Predators Act of 1998 requires online service providers to report evidence of violations of federal child pornography laws under certain circumstances. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

Similarly, the application of existing laws prohibiting, regulating or requiring licenses for certain businesses of our advertisers, including, for example, online gambling, distribution of pharmaceuticals, adult content, financial services, alcohol or firearms, can be unclear. Application of these laws in an unanticipated manner could expose us to substantial liability and restrict our ability to deliver services to our users. For example, some French courts have interpreted French trademark laws in ways that would, if upheld, limit the ability of competitors to advertise in connection with generic keywords.

We are also subject to federal, state and foreign laws regarding privacy and protection of user data. Any failure by us to comply with our posted privacy policies or privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could potentially harm our business. In addition, the interpretation of data protection laws, and their application to the internet, in Europe and other foreign jurisdictions is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from country to country and in a manner that is not consistent with our current data protection practices. Complying with these varying international requirements could cause us to incur additional costs and to have to change our business practices. Further, any failure by us to protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

In addition, because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, even where we have no local entity, employees or infrastructure.

Intellectual Property

Our Honey Database, trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “Honey” trademark and our related trademarks to be valuable to us and will aggressively seek to protect them. We have registered the following trademarks in the United States for the class of paper goods and printed matter: Honey, and Honey Hair & Beauty. In addition, we have U.S. trademark applications pending for the class of paper goods and printed matter for the following trademarks: Honey Bride, and Honey Teen; and have U.S. trademark applications pending for the class of education and entertainment for the following trademarks: Honey, Honey Bride, Honey Teen, and Honey Hair & Beauty.

Employees

As of the filing of this report, we have thirteen employees, all of whom are part time. We anticipate that upon the launch of our online magazine some of our part-time employees will become full-time employees. We consider our employees relations to be excellent.

Research and Development

For the six months ended June 30, 2008, we incurred $101,137, and for the years ended December 31, 2007 and 2006 we incurred $143,351 and $183,272, respectively, on research and development.

Item 2 Management’s Discussion and Analysis

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

        All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

We are a development-stage company located in New York. Since our formation, we have concentrated on developing our business strategy and obtaining financing. We plan to re-launch Honey as an online magazine within the next six months from the filing of this report, and social network within the next seven months from the filing of this report. We expect that the primary components of our business will be:

•	The online magazine Honeymag.com
•	The social network Thehivespot.com
•	Our database of 4.05 million names in the 18-34 urban female demographic (the “Honey Database”)

As demand for integrated, cross-media marketing increases, we plan to extend the Honey brand to other platforms such as radio, television, and product licensing to add value for our advertising partners and to increase Honey’s brand equity, online readership and membership in the social network.
We plan to generate revenues through: (i) advertising sales from our online magazine and social network web sites; (ii) licensing of our database; and, (iii) direct marketing and sponsorships.

Results of Operations

Since inception, Sahara has generated de-minimis revenue from advertising and the licensing of its database.  In the same period, Sahara has incurred expenses related to securing the “Honey” Brand trademarks, funding the development of a business plan, and raising capital.

Six Months Ended June 30, 2008

Since our formation in January 2005, we have focused on developing a business and financing plan to re-launch the “Honey” brand as a digital media company and restructuring our liabilities in order to obtain financing.

Our operating loss for the six months ended June 30, 2008 was $327,734.  The operating loss for the period reflects expenses paid to consultants and firms related to developing the operating functions of our business in editorial, finance, product development and technology infrastructure.

Liquidity and Capital Resources

As of June 30, 2008, we had a cash overdraft balance of $115,173. On July 1, 2008, we received gross proceeds of $500,000 from a bridge loan.

On May 21, 2008, we entered into an investment banking relationship with John Thomas Financial to raise on a best efforts basis an amount of up to USD $10 million.  Prior to this relationship our financing activities consisted of loans with warrants, vendor financing and advances made by SE, LLC and Philmore Anderson, IV to cover our operating expenses.

On June 15, 2008 and July 31, 2008, we received gross proceeds of $50,000 from two common equity share sales consisting of 100,000 shares each to provide for working capital.

On September 5, 2008, we received gross proceeds of $100,000 from a bridge loan and issued 50,000 shares of common stock as additional consideration for the bridge loan, to provide for working capital.

On September 17, 2008, the Company issued 6,526,191 shares of common stock and five-year warrants to purchase 6,526,191 shares of common stock with an exercise price of $2.50, to accredited investors, for an aggregate purchase price of $8,157,678.41. John Thomas Financial acted as the exclusive placement agent for the private placement.

We believe that our currently available working capital after receiving the net proceeds of the Private Placement should be adequate to sustain our operations at our current levels through at least the next twelve to eighteen months. However, depending on our future needs and changes and trends in the capital markets affecting our shares and us, we may determine to seek additional equity or debt financing in the private or public markets. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

Our material capital expenditure requirements for the remaining period of the year ending December 31, 2008 will be to Dogmatic and Ripple 6 for services rendered related to our technology and product development plan.

Years ended December 31, 2007 and 2006

Our net losses for the fiscal years ending December 31, 2007 and 2006 were $728,729 and $826,402 respectively.

Liquidity and Capital Resources

At December 31, 2007, our financing since inception activities consisted of founder equity financing, loans with warrants, vendor financing and advances made by SE, LLC and Philmore Anderson, IV to cover our operating expenses in 2007 and 2006 respectively.

Off-Balance Sheet Arrangements

None.

Item 3.  Properties

Our principal executive offices are located at 75 Franklin Street, 2nd Floor, New York, New York 10013. The offices consist of approximately 2,000 square feet, which are leased on a month to month basis for approximately $4,000 per month for rent and related costs. We believe that our properties are adequate for our current and immediately foreseeable operating needs.

Item 4.  Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of September 19, 2008 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)
Directors and Officers:
Philmore Anderson IV	13,863,390	(3)	47.2%
Timothy Kelly	0		--
Larry J. Stinson	0		--
Philmore Anderson III 208 Common Street Watertown, MA 02742	1,877,000	(4)	6.4%
Tamera Reynolds 29 2nd Avenue, 3rd Floor New York, NY 10003	120,000		*
Dwayne Deslatte 835 Greens Parkway, Suite 150 Houston, TX 77067	3,333		*
All officers and directors as a group	15,863,723		54.0%
Beneficial owners of more than 5%:
SE, LLC (5)	13,763,390		46.8%
John Thomas Financial, Inc. 14 Wall Street, 5th Floor New York, NY 10005	4,000,000	(6)	13.2%
* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Sahara Media, Inc., 75 Franklin Street, 2nd Floor, New York, NY 10013
(2)
Applicable percentage ownership is based on 29,394,191 shares of common stock outstanding as of September 19, 2008, together with securities exercisable or convertible into shares of common stock within 60 days of September 18, 2008 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of September 19, 2008 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 13,763,390 shares held by SE, LLC, an entity owned by Philmore Anderson IV.
(4)	Includes 1,425,000 shares held by BPA Associates, LLC, an entity owned by Bertha Anderson, Philmore Anderson III’s wife.
(5)	SE, LLC is owned by Philmore Anderson IV, our chief executive officer.
(6)	Includes 1,000,000 shares underlying warrants with an exercise price of $1.30.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Sahara.

Name	Age	Position
Philmore Anderson IV	43	Chief Executive Officer, Chairman, and Director (1)
Timothy Kelly	42	President
Larry J. Stinson	61	Chief Financial Officer
Philmore Anderson III	65	Director (2)
Tamera Reynolds	40	Director (3)
Dwayne Deslatte	38	Director (4)

(1) Philmore Anderson IV is chairman and director of Sahara and will be elected chairman and director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

(2) Philmore Anderson III is a director of Sahara and will be elected a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

(3) Tamera Reynolds is a director of Sahara and will be elected a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

(4) Dwayne Deslatte will resign as a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at the Company’s annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

Philmore Anderson IV

Philmore Anderson IV has been Chief Executive Officer of the Company since September 2008, and will be elected Chairman and director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act. Mr. Anderson has been Chief Executive Officer, Chairman, and Director of Sahara since July 2005.

Mr. Anderson has over twenty years of marketing and media experience with both mass-market and urban brands.

From 2003 to 2004 Mr. Anderson was a partner at Gotham Entertainment, a music management company. Mr. Anderson’s consumer marketing experience includes work at Procter & Gamble, from 1986 to 1990, and at Cadbury Schweppes, from 1992 to 1997. At Procter & Gamble, Mr. Anderson was responsible for the development and execution of marketing and promotional campaigns for Pampers and Charmin. As a senior brand manager at Cadbury Schweppes, Mr. Anderson oversaw branding and marketing for the New Products Division and also had primary marketing responsibility for key consumer brands such as Mott’s Apple Juice and Cadbury Chocolates.

Mr. Anderson’s experience in branding and marketing also includes work at Atlantic Recording, from 1997 to 2000, where he served as a Senior Marketing Director and held primary marketing responsibility for top urban entertainers such as Brandy, Fat Joe, and Lil’ Kim.

While at Atlantic, Mr. Anderson also established the company’s first Urban College Marketing division and forged key strategic alliances with the NBA, NFL, HBO, New Line Cinema, and Turner Broadcasting.

Following his tenure at Atlantic, Mr. Anderson founded and served as general manager for The Nigel Project, a joint venture between Universal Music Group, Bertelsmann, AT&T, and Panasonic, which sought to develop and commercialize a proprietary downloadable music technology. Prior to founding Sahara, Mr. Anderson led marketing and album promotion for all of Columbia Records / Sony Music Entertainment’s top urban acts, including Destiny’s Child, Lauryn Hill, Nas, Maxwell, Jagged Edge, and Wyclef Jean. Mr. Anderson managed a budget of over $45 million. Under Mr. Anderson’s leadership, revenues for these acts increased to over $450 million.

Mr. Anderson holds a BA in economics from Lake Forest College.

Philmore Anderson IV is the son of Philmore Anderson III, a director of Sahara.

Timothy Kelly, President

Timothy Kelly has been President of the Company since September 2008. Mr. Kelly has been President of Sahara since July 2008.

Prior to joining Sahara, Mr. Kelly was the president of KLM, a real estate development firm focusing on residential development of homes in the $3 to $10 million dollar range, from its inception in 2002. Overall, Mr. Kelly has over 20 years experience in consulting and sales for large corporate accounts and high end real estate development.  Mr. Kelly’s professional experience in management and large account corporate relationship selling was spent primarily at IBM. In addition, Mr. Kelly was the Director of Business Development of Mainspring, a boutique strategy consulting firm focusing on e-business marketplace where he worked with Fortune 500 customers.  At Mainspring, Mr. Kelly sold strategy consulting engagements in the e-business market segment.  These engagements enabled brick and mortar companies to create strategic visions and face the challenges and opportunities in the online market. Mainspring was a startup that went public and was later acquired by IBM Consulting Group. Prior to joining Mainspring, Mr. Kelly worked at IBM in the in the Marketing and Sales Organization.  At IBM, his responsibility focused on the Telecommunication and Media industries. His job responsibilities ranged from brand management to marketing and sales positions.  As Brand Manager for IBM Software and Hardware in the Americans, Mr. Kelly oversaw quotas in the hundreds of millions of dollars for telecommunications accounts. During his time at Verizon, Mr. Kelly was responsible for obtaining sole source hardware and services contracts.

Mr. Kelly is a graduate of the Duke Fuqua School of Business.

Larry J. Stinson, Chief Financial Officer

Larry J. Stinson has been Chief Financial Officer of the Company since September 2008. Mr. Stinson has been chief financial officer of Sahara since July 2008.

Since January 2003, Mr. Stinson has operated a private financial consultancy helping entrepreneurs to write business plans and source funding for acquisitions; high low and tech start-ups; movie promoters; exercise centers; and others. Mr. Stinson has also worked as a consultant to the Small Business Administration to provide technical assistance to qualify minority owned businesses for Section 8-A Certification to become suppliers of goods and services to the Federal Government. This Certification also qualifies minority vendors to join the Federal Mentor/Protégé program and thereby qualifies them to become suppliers to Fortune 1000 companies. Mentor/Protégé membership frequently comes with credit enhancements to enable minority business enterprises to raise low priced debt, both short and long-term.

Mr. Stinson is a graduate of the Wharton School of the University of Pennsylvania.

Philmore Anderson III, Director

Philmore Anderson III is a director of Sahara and will be elected a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act. Mr. Anderson has been a director of Sahara since July 2005.

Mr. Anderson has been a managing partner of BPA Associates, LLC (“BPA”), since its inception in 2005. Mr. Anderson has over 40 years of minority-owned and small business development, public procurement, administrative, financial and accounting management experience. BPA consults minority-owned and small firms who have or are interested in securing federal and state supplier contracts with accounting, purchasing, certification strategies and the execution of responses to solicitations for bids and/or requests for proposals. Prior to joining BPA, Mr. Anderson served for 13 years as the State Purchasing Agent for the Commonwealth of Massachusetts, directing an agency (the Operational Services Division) that was responsible for overseeing the procurement of $3 billion annually of goods and services for the executive branch of the Massachusetts state government. His primary responsibility was to ensure that the procurement was handled in an efficient, legal and cooperative manner for all state departments. Prior to his appointment by Governor Bill Weld in 1991, Mr. Anderson worked for 16 years for the Kendall Healthcare Company in various senior administrative and financial management positions. Mr. Anderson also worked for PricewaterhouseCooper & Co. (“PwC”) in Boston, from 1971 to 1975, as a senior accountant responsible for the administration and supervision of professional accounting and auditing services to a variety of clients. Prior to joining PwC, Mr. Anderson worked for over five years for the Federal Reserve Bank in Philadelphia in various positions.

Mr. Anderson holds a BS in accounting from Central State University in Wilberforce, Ohio, and attended the Harvard Business School.

Philmore Anderson III is the father of Philmore Anderson IV, the chief executive officer of the Company.

Tamera Reynolds, Director

Tamara Reynolds is a director of Sahara and will be elected a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act. Mrs. Reynolds has been a director of Sahara since our inception in January 2005. Mrs. Reynolds also served as our chief operating officer from 2005 to 2007.

Since 2007, Mrs. Reynolds has been director of development and operations of Glam Media’s new African American women’s channel within glam.com. Mrs. Reynolds is responsible for all aspects of development and the ongoing operations of the channel, including design, content, network expansion, staffing, business development and strategic partnerships.

Mrs. Reynolds founded TMR Entertainment, LLC (“TMR”) in 2003, a consulting firm that provides general business and management services to individuals and businesses primarily in the entertainment and related industries. TMR’s engagements have included artists, music producers and music production companies, event production and talent management companies, and private investors.

Mrs. Reynolds received her Bachelors Degree from Pennylvania State University and her JD from the University of Colorado Law School.

Dwayne Deslatte, Director

Dwayne Deslatte will resign as a director of the Company effective upon the Company’s meeting its information obligations under the Exchange Act.

Mr. Deslatte served as the Company’s sole executive officer and director from October 2007 until the closing of the Merger in September 2008.  Mr. Deslatte has worked as a private consultant in business development and project management with private and public companies since 2003. From 2004 through 2006, he served as Vice President of Business Research and Analysis of SH Celera Capital Corporation. While at SH Celera, he was involved in due diligence and consulting for client companies. In 2004, Mr. Deslatte served on the Board of Directors of Sportan United Industries, which was renamed PharmaFrontiers after a merger with a company of the same name. Mr. Deslatte continued as a Director of PharmaFrontiers through its merger with Opexa Pharmaceuticals, now Opexa Therapeutics (OPXA: NASDAQ). Mr. Deslatte is also a Registered Nurse who serves on the staff at St. Joseph’s Hospital in Phoenix, Arizona since 2007. Mr. Deslatte served as a Registered Nurse in general surgery with Texas Children's Hospital from 2001 to 2005. From January 2000 until April 2001, Mr. Deslatte worked in orthopedic nursing at St. Joseph's Hospital. Mr. Deslatte received a B.S. in Nursing, cum laude, from Texas Woman's University, a B.A. in History from Texas A&M University, and an MBA from Texas Woman’s University. While at Texas A&M University, Mr. Deslatte served in the Corps of Cadets for four years. Mr. Deslatte is a member of Sigma Theta Tau Honor Society.

Item 6.  Executive Compensation

The following table sets forth all compensation paid in respect of Sahara’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for our last two completed fiscal years. No other officer of Sahara received compensation in excess of $100,000 for either of our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Philmore Anderson IV	2007	150,000	__	0	0	0	0		$150,000
Chief Executive Officer,	2006	150,000	__	0	0	0	0		$150,000
Chairman and Director

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of December 31, 2007.

Director Compensation

No director of Sahara received any compensation for services as director for the year ended December 31, 2007.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. During the fiscal year ended December 31, 2007, none of our officers and employees participated in deliberations of our board of directors concerning executive compensation. During the fiscal year ended December 31, 2007, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

We are party to an asset purchase agreement, dated as of May 15, 2008, amended on August 1, 2008 (as amended, the “Database Purchase Agreement”) with BPA Associates, LLC (“BPA”). BPA is an entity owned by Bertha Anderson, who is the mother of Philmore Anderson IV, our chief executive officer and chairman, and the wife of Philmore Anderson III, our director. Pursuant to the Database Purchase Agreement, we purchased from BPA a database including approximately 3,660,000 names, for a purchase price of $825,000 in cash, of which $50,000 was paid in cash upon the closing of a bridge loan in July 2008, and an additional $775,000 was paid upon the closing of the Private Placement on September 17, 2008, and 1,425,000 shares of common stock, which shares were issued on September 17, 2008. The closing of the sale of the database occurred upon the closing of the Private Placement on September 17, 2008.

We are party to a surrender agreement, dated as of June 10, 2008, with Philmore Anderson IV, our chief executive officer. Pursuant to the surrender agreement, Mr. Anderson agreed to forego $525,000 in salary owed to him in exchange for 100,000 shares of our common stock.

We are party to a surrender agreement, dated as of June 17, 2008, with SE, LLC, an entity owned by Philmore Anderson IV, our chief executive officer. Pursuant to the surrender agreement, SE, LLC agreed to forego $1,303,843 in debt and expenses owed to it in exchange for 13,363,390 shares of our common stock.

We are party to a surrender agreement, dated as of June 10, 2008, with Philmore Anderson III, a director of Sahara. Pursuant to the surrender agreement, Mr. Anderson agreed to forego $139,242 in debt owed to him in exchange for 452,000 shares of our common stock.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock is listed on the OTC Bulletin Board, under the symbol “MFWI.” Trading in the Company’s common stock is very limited. Due to a 30-to-1 reverse stock split effected on September 8, 2008, the symbol for the Company’s common stock changed from “MFWO” to “MFWI.”  On October 7, 2008, the symbol for the Company’s common stock will revert back to “MFWO.”

The following table sets forth the range of high and low bid prices of the Company’s common stock as reported and summarized on the OTC Bulletin Board. These quotations are based on inter-dealer prices, with markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter	High Bid	Low Bid
2006 First Quarter (1)	$--	$--
2006 Second Quarter (1)	$--	$--
2006 Third Quarter (1)	$--	$--
2006 Fourth Quarter (1)	$--	$--
2007 First Quarter	$7.50	$7.50
2007 Second Quarter	$12.00	$3.60
2007 Third Quarter	$3.00	$0.90
2007 Fourth Quarter	$0.90	$0.60
2008 First Quarter	$0.90	$0.60
2008 Second Quarter	$0.30	$0.30
2008 Third Quarter (as of September 18, 2008)	$4.50	$0.30

(1) The Company’s common stock did not trade during this period.

As of September 18, 2008, the last sale price reported on the OTC Bulletin Board for the Company’s common stock was $4.00 per share.

As of September 18, 2008, there were approximately 270 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

In January 1998, the Company’s board of directors approved a stock option plan under which 16,667 shares of common stock have been reserved for issuance. The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	0	0	16,667

Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	N/A	N/A	16,667

Sahara had not adopted any equity compensation plan as of December 31, 2007.

Item 10 Recent Sales of Unregistered Securities

See Item 3.02.

Item 11 Description of Securities

The Company’s authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.003 per share and 10,000,000 shares of preferred stock at a par value of $0.0001 per share.  As of September 19, 2008, there were 29,394,191 shares of the Company’s common stock issued and outstanding that are held by approximately 270 stockholders of record. No shares of preferred stock have been issued.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.  Indemnification of Directors and Officers

The Company’s certificate of incorporation contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, the Company’s certificate of incorporation contains provisions to indemnify the Company’s directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.  Financial Statements

Reference is made to the filings by MFI on Form 10-K and 10-Q for MFI’s financial statements.

The financial statements of Sahara begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

On June 10, 2008, Sahara issued to Alicia Gabaldon 19,610 shares of common stock in exchange for Ms. Gabaldon’s foregoing $19,610 in debt.

On June 10, 2008, Sahara issued to Gregg Feinstein 724,000 shares of common stock in exchange for Mr. Feinstein’s foregoing of $1,400,000 in debt.

On June 10, 2008 Sahara issued to Fastbreak Solutions, LLC 480,000 shares of common stock in exchange for Mr. Evans’s foregoing of $15,772 in fees for services and surrender of a warrant to purchase 200,000 shares.

On June 10, 2008, Sahara issued to Myron Stewart 27,000 shares of common stock in exchange for Mr. Stewart’s foregoing of $26,983 in debt.

On June 10, 2008, Sahara issued to Philmore Anderson III 452,000 shares of common stock in exchange for Mr. Anderson’s foregoing of $138,389 in debt.

On June 10, 2008, Sahara issued to Philmore Anderson IV 100,000 shares of common stock in exchange for Mr. Anderson’s foregoing of $525,000 in salary.

On June 12, 2008, Sahara issued to Stacey Lowenthal 140,000 shares of common stock in exchange for Ms. Lowenthal’s foregoing of $114,601 in debt.

On June 15, 2008, Sahara issued to Kevan Walker 100,000 shares of common stock for a purchase price of $50,000.

On June 16, 2008, Sahara issued to Mary Ann Halford 200,000 shares of common stock in exchange for Ms. Halford’s surrender of a warrant to purchase 200,000 shares of Sahara’s common stock.

On June 17, 2008, Sahara issued to Milo Zwerling 31,000 shares of common stock in exchange for the foregoing of certain fees.

On June 17, 2008 Sahara issued to SE, LLC 13,363,390 shares of common stock in exchange for SE, LLC’s foregoing of $1,303,843 in debt and expenses.

On July 31, 2008, Sahara issued to Kevan Walker 100,000 shares of common stock for a purchase price of $50,000.

On July 31, 2008, Sahara issued to SE, LLC, as the designee of Philmore Anderson IV, 400,000 shares of common stock for services provided and to be provided by Philmore Anderson IV.

On September 3, 2008, Sahara issued to Cheryl Teeling, 50,000 shares of our common stock. The shares were issued as additional consideration for a $100,000 bridge loan made on September 3, 2008, that was repaid upon the closing of the Merger and the Private Placement on September 17, 2008.

Following the closing of the Merger and the Private Placement:

(i) Sahara issued to BPA Associates, LLC, an accredited investor, 1,425,000 shares of our common stock. The shares were issued as part of the consideration for the acquisition of a database including approximately 3,660,000 names. The consideration for the acquisition of the database also included $825,000 in cash, pursuant to the asset purchase agreement between Sahara and BPA.

(ii) The Company issued to John Thomas Bridge & Opportunity Fund 500,000 shares of common stock, and five-year warrants to purchase 500,000 shares of common stock with an exercise price of $1.50. The shares of common stock and warrants were issued as additional consideration for a bridge loan to Sahara that closed in July 2008 and was repaid upon the closing of the Merger and the Private Placement. The warrants are exercisable on a cashless basis.

(iii) The Company issued to Aubry Consulting Services, Inc. five-year warrants to purchase 500,000 shares of the Company’s common stock with an exercise price $1.50, for services. The warrants are exercisable on a cashless basis.

(iii) The Company issued to Sichenzia Ross Friedman Ference LLP 250,000 shares of common stock, and five-year warrants to purchase 250,000 shares of common stock, with an exercise price of $1.50, for legal services. The warrants are exercisable on a cashless basis.

(iv) The Company issued to Marathon Advisors 100,000 shares of common stock, and five-year warrants to  purchase 300,000 shares of common stock with an exercise price of $1.10, for consulting services. The warrants are exercisable on a cashless basis.

(v) The Company issued to Aurelian Investments, LLC, 50,000 shares of common stock, for consulting services.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The issuances were made to a limited number of persons, all of whom were accredited investors, and transfer of the securities was restricted in accordance with the requirements of the Securities Act of 1933.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06  Change in Shell Company Status.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of Sahara, are included following the signature page.

(b) Pro forma financial information. Not applicable.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement and Plan of Merger, dated September 17, 2008, among the Company, Sahara, and the Acquirer
10.2	Indemnification Agreement, dated September 17, 2008, between Sahara and JTO
10.3	Securities Escrow Agreement, dated September 17, 2008, among the Company, Sahara, the shareholders of Sahara named therein, and Sichenzia Ross Friedman Ference LLP, as escrow agent
10.4	Form of Subscription Agreement
10.5	Form of Investor Warrant
10.6	Purchase Agreement, dated July 1, 2008, between Sahara and JTO
10.7	Debenture, dated July 1, 2008, in favor of JTO
10.8	Security Agreement, dated July 1, 2008, between Sahara and JTO
10.9	Security Agreement, dated July 1, 2008, between BPA and JTO
10.10	Purchase Agreement, dated September 3, 2008, between Sahara and Cheryl Keeling
10.11	Debenture, dated September 3, 2008, in favor of Cheryl Keeling
10.12	Asset Purchase Agreement, dated May 15, 2008, between Sahara and BPA
10.13	Amendment to Asset Purchase Agreement, dated August 1, 2008, between Sahara and BPA
10.14	Letter agreement, dated May 21, 2008, between Sahara and JTF
10.15	Amendment to letter agreement, dated August 1, 2008, between Sahara and JTF
10.16	Finder’s Fee Agreement, dated July 21, 2008, between Sahara and Aubry Consulting Group, Inc.
10.17	Engagement Agreement, dated July 1, 2008, between Sahara and Marathon Advisors
10.18	Consulting Agreement, dated August 13, 2008, between Sahara and Aurelian Investments, LLC
10.19	Surrender Agreement, dated June 10, 2008, between Sahara and Philmore Anderson IV
10.20	Surrender Agreement, dated June 17, 2008, between Sahara and SE, LLC
10.21	Master Services Agreement, dated July 11, 2008, between Sahara and Ripple6, Inc.
10.22	Purchase Agreement, dated June 9, 2008, between Sahara and Kevan Walker
10.23	Amendment No. 2 to letter agreement, dated August 11, 2008, between Sahara and JTF

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC FILMWORKS, INC.

Dated: September 23, 2008	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV
TTitle: Chief Executive Officer

Sahara Media, Inc.
   (a development stage company)
Financial Statements
Six Months Ended June 30, 2008, Years Ended December 31, 2007 and 2006, and for the Period January 18, 2005 (date of inception) Through June 30, 2008

Sahara Media, Inc.
(a development stage company)
For the period from inception to December 31, 2005, through June 30, 2008

Page(s)

Independent Auditors’ Report	1,2

Financial Statements

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Stockholders’ Equity (Deficiency)	5

Statements of Cash Flows	6

Notes to Financial Statements	7-18

Independent Auditors' Report

To the Stockholders of
Sahara Media, Inc.

We have audited the accompanying balance sheets of Sahara Media, Inc. (a development stage company) (the “Company”) as of June 30, 2008 and December 31, 2007, and the related statements of operations, changes in stockholders’ equity (deficiency), and cash flows for the six months ended June 30, 2008, the years ended December 31, 2007 and 2006, and the period January 18, 2005 (date of inception) through June 30, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sahara Media, Inc. as of June 30, 2008 and December 31, 2007, and the results of its operations and its cash flows for the six months ended June 30, 2008, the years ended December 31, 2007 and 2006, and the period January 18, 2005 (date of inception) through June 30, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has a working capital deficiency, and has experienced continuing operating losses since inception.  These matters raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

1

As more fully described in Note 1, subsequent to the issuance of the Company’s financial statements and our report thereon dated September 16, 2008, we became aware that those financial statements did not reflect the Company’s proper date of inception, certain common stock transactions originally reported as occurring on June 17, 2008, which occurred on dates ranging from June 9, 2008 through June 17, 2008, and the  issuance of 400,000 shares of common stock to a related party subsequent to June 30, 2008.  In our original independent auditors’ report, we expressed an unqualified opinion with an emphasis paragraph relating to substantial doubt about the Company’s ability to continue as a going concern, and our opinion on the Company’s revised financial statements as expressed herein, remains unqualified.

/s/ Weiser LLP

Edison, NJ
September 23, 2008

2

Sahara Media, Inc.
(a development stage company)
Balance Sheets
June 30, 2008 and December 31, 2007

	June 30,	December 31,
	2008	2007

Assets
Current assets:
Cash	$-	$1,530
Accounts receivable	-	2,347
Other	3,270	-
Total current assets	3,270	3,877

Cash in escrow	63,500	-

Intangible asset, net	312,366	356,556

Total assets	$379,136	$360,433

Liabilities and stockholders' equity (deficiency)
Current liabilities:
Cash overdraft	$115,173	$-
Accounts payable and accrued expenses	22,910	197,771
Accrued expenses, related parties	-	450,000
Subscription liability	-	406,000
Advances payable, related parties	-	180,888
Notes payable, related parties	-	588,180
Notes payable	-	302,992
Total current liabilities	138,083	2,125,831

Stockholders' equity (deficiency):
Common stock, $0.00001 par value; 50,000,000
shares authorized; 16,175,000 shares issued
and outstanding at June 30, 2008 1,977,100 shares
issued and outstanding at December 31, 2007	162	20

Additional paid-in capital	2,561,316	194,982
Deficit accumulated during the development stage	(2,320,425)	(1,960,400)
Total stockholders' equity (deficiency)	241,053	(1,765,398)

Total liabilities and stockholders' equity (deficiency)	$379,136	$360,433

The accompanying notes are an integral part of these financial statements.

3

Sahara Media, Inc.
(a development stage company)
Statement of Operations

				Period from
				inception
	Six Months			January 18,
	Ended			2005
	June 30,	Year Ended December 31,		through June 30,
	2008	2007	2006	2008
Revenue
	$2,924	$2,347	$25,000	$30,271

Costs and expenses:
Product development	101,137	143,351	183,272	513,617
Selling and marketing	27,871	74,482	42,000	144,353
General and administrative	201,650	456,254	583,947	1,557,761

Loss from operations	(327,734)	(671,740)	(784,219)	(2,185,460)

Interest expense- related party	(17,053)	(37,663)	(38,517)	(96,735)
Interest expense	(15,238)	(19,326)	(3,666)	(38,230)

Net loss	$(360,025)	$(728,729)	$(826,402)	$(2,320,425)

The accompanying notes are an integral part of these financial statements.

4

Sahara Media, Inc.
(a development stage company)
Statement of Changes in Stockholders' Equity (Deficiency)
For the Period from Inception to December 31, 2005 through June 30, 2008

				Deficit
				Accumulated	Total
			Additional	During the	Stockholder's
	Common Stock		Paid-in	Development	Equity
	Shares	Amount	Capital	Stage	(Deficiency)

Issuance of common stock to founder net of cancellation	1,147,500	$12	$194,368	$-	$194,380
Issuance of common stock to director	120,000	1	119	-	120
Issuance of common stock to investors	499,800	5	495	-	500
Issuance of common stock to investor	15,000	-	-	-	-

Net loss	-	-	-	(405,269)	(405,269)

Balance at December 31, 2005	1,782,300	18	194,982	(405,269)	(210,269)

Issuance of common stock to consultant	30,000	-	-	-	-

Net loss	-	-	-	(826,402)	(826,402)

Balance at December 31, 2006	1,812,300	$18	$194,982	$(1,231,671)	$(1,036,671)

Issuance of common stock on exercise of warrant	164,800	2	-	-	2

Net loss	-	-	-	(728,729)	(728,729)
Balance at December 31, 2007	1,977,100	20	194,982	(1,960,400)	(1,765,398)

Issuance of common stock to founder to settle note
payable and advances to related parties	13,363,390	134	1,303,709		1,303,843
Cancellation of common stock on settlement	(1,147,500)	(11)			(11)
Issuance of common stock to founder	100,000	1	524,999		525,000
Issuance of common stock to a director to settle note
payable to a related party and accrued interest	452,000	5	139,237		139,242
Issuance of common stock to a consultant to settle
accrued consulting fees to a related party	210,000	2	142,418		142,420
Cancellation of common stock on settlement	(30,000)	-			-
Cancellation of common stock	(312,300)	(3)	-		(3)
Issuance of common stock to a consultant to settle
acrrued consulting fees to a related party	5,500	-	8,197		8,197
Issuance of common stock to settle accrued charges on note payable	724,000	7	11,993		12,000
Cancellation of common stock on settlement of accrued charges	(164,800)	(2)			(2)
Issuance of common stock to settle note payable and accrued interest	140,000	1	111,392		111,393
Issuance of common stock to settle accrued consulting fees	480,000	5	25,782		25,787
Issuance of common stock to settle note payable and accrued interest	19,610		19,610		19,610
Issuance of common stock to an investor	100,000	1	49,999		50,000
Issuance of common stock to consultant	200,000	2	3,998		4,000
Issuance of common stock to settle note payable and accrued interest	31,000	-			-
Issuance of common stock	27,000	-	25,000		25,000
Net loss				(360,025)	(360,025)

Balance at June 30, 2008	16,175,000	$162	$2,561,316	$(2,320,425)	$241,053

The accompanying notes are an integral part of these financial statements.

5

Sahara Media, Inc.
(a development stage company)
Statements of Cash Flows

				Period from
				inception
	Six Months			January 18, 2005
	Ended	Year Ended		through
	June 30,	December 31,	December 31,	June 30,
	2008	2007	2006	2008

Cash flows from operating activities:
Net loss	$(360,025)	$(728,729)	$(826,402)	$(2,320,425)
Adjustments to reconcile net loss to net cash used in
operating activities:
Amortization expense	44,191	88,382	87,877	306,308
Amortization of debt discount	3,500	7,000	7,000
Changes in assets and liabilities:
Accounts receivable and other	(924)	(2,347)	-	(3,271)
Accounts payable and accrued expenses	36,360	127,952	69,817	234,130
Accrued expenses, related parties	50,804	162,814	(165,335)	235,193
Accrued salary, related parties	75,000	150,000	150,000	525,000
Subscription liability	-	-	-	406,000

Net cash used in operating activities	(151,094)	(194,928)	(677,043)	(617,065)

Cash flows from investing activities:
Acquisition of trademark intangibles	-	(3,533)	-	(604,533)
Intangible assets	-	-	(14,140)	(14,140)
Restricted cash	(63,500)	-	-	(63,500)

Net cash used in in investing activities	(63,500)	(3,533)	(14,140)	(682,173)

Cash flows from financing activities:
Issuance of common stock	50,000	-	-	245,000
Notes payable, related parties	13,553	30,664	557,517	601,734
Notes payable	34,338	44,327	258,666	337,331
Cash overdraft	115,173	-	-	115,173

Net cash provided by financing activities	213,064	74,991	816,183	1,299,238

Net (decrease) increase in cash	(1,530)	(123,470)	125,000	-

Cash, beginning of period	1,530	125,000	-	-

Cash, end of period	$-	$1,530	$125,000	$-

Supplemental disclosures of cash flow information:

Noncash Financing Activities

Issuance of common shares to settle:
Notes payable and accrued interest and advances to founder	$1,825,344			$1,825,344
Note payable and accrued interest to a director	139,242			139,242
Accrued consulting fees to a related party	150,617			150,617
Accrued charges on note payable	12,000			12,000
Note payable and accrued interest	131,003			131,003
Accrued consulting fees	25,787			25,787
Cancellation of shares on settlement	(17)			(17)
Accrued consulting fees	4,000			4,000
Issuance of shares	25,000			25,000

	$2,312,976	$-	$-	$2,312,976

The accompanying notes are an integral part of these financial statements.

6

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

1.	Nature of Business and Basis of Presentation

Subsequent to the issuance of the Company’s financial statements, management became aware that the proper date of inception was January 18, 2005.  In addition, certain common stock transactions originally reported as occurring on June 17, 2008 occurred on dates ranging from June 9, 2008 through June 17, 2008 (See Note 4). Finally, the issuance of 400,000 shares of common stock to a related party subsequent to June 30, 2008 was omitted (See Note 10).  The inclusion of these items in these revised financial statements has no impact on the accompanying financial statements, other than changes in disclosure.

Sahara Media, Inc. (the “Company”) is a privately held development-stage multimedia company incorporated in Delaware on January 18, 2005 under the name of Sahara Publishing, Inc.  The Company was formed to raise funds to develop and relaunch magazine publications which the Company had purchased out of bankruptcy as part of an asset sale agreement.  On January 12, 2007, the Company changed its name to Sahara Media, Inc.

The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  The Company has had minimal revenues since inception, incurred losses from operations since its inception and has a net stockholders’ deficit accumulated during the development stage amounting to $2,320,425 as of June 30, 2008.  The Company anticipates that existing working capital will not be sufficient to satisfy its current operating cash flow requirements unless additional funds are raised.  These circumstances raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

On September 17, 2008, the Company entered into an Agreement and Plan of Merger with Mac Filmworks, Inc. (“MFI”) whose stock is included for quotation on the Over-the-Counter Bulletin Board.    Pursuant to the Merger Agreement, the Company has become a wholly owned subsidiary of MFI through MFI’s creation of a subsidiary that was used to facilitate this transaction.  MFI issued 18,150,000 shares of their common stock to the shareholders of Sahara, which represented approximately 62% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger and Private Placement (see Note 10).

7

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

2.	Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

Intangible Asset
The intangible asset initially recorded at cost, which is considered to approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of its intangible asset periodically and takes into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle that the current conditions noted above do not constitute reliable impairment indicators.  Management primarily evaluates the recoverability of the intangible asset utilizing anticipated cash flows assuming adequate funds are received in the proposed financing.  Until such time that financing is deemed improbable, management believes that the recorded value of its intangible asset is appropriate.

Category	Lives

Trademark Costs	7 years

Revenue Recognition
Revenue is recognized when all of the following criteria are met:  (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and, (4) collectibility is reasonably assured.

Subscriptions are recorded as unearned revenue and recognized as revenue ratably over the subscription periods.

Income Taxes
The Company accounts for income taxes using the asset and liability method.  Deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.  Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

8

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

3.	Intangible Asset

The intangible asset consists of the following:

	June 30,	December 31,
	2008	2007

Magazine trademark	$618,673	$618,673
Less accumulated amortization	306,307	262,117

	$312,366	$356,556

Estimated amortization expense for the next five years is as follows:

2009	$88,000
2010	88,000
2011	88,000
2012	48,366
$312,366

4.	Stockholders’ Equity

Overview
The Company’s Certificate of Incorporation originally authorized the issuance of 1,500,000 shares of common stock, no par value. On January 12, 2007, the authorized shares of common stock were increased to 10,000,000. On June 18, 2008, the total number of authorized shares was increased to 50,000,000 shares of common stock having a par value of $0.00001 per share.

On June 1, 2008 the Board of Directors approved a thousand-for-one stock split of the Corporation’s common stock in the form of a stock dividend. Stockholders’ equity and common stock activity for all periods presented have been restated to give retroactive recognition to the stock split. In addition, all references in the financial statements and notes to the financial statements about the Company’s common stock have been restated to give retroactive recognition to the stock split.

Common Stock
On April 14, 2005, the Company issued to Sahara Entertainment, LLC, the founder and current chief executive officer’s wholly-owned limited liability company 1,192,500 common shares. During 2005, 634,800 of the founder’s shares were transferred, 120,000 shares to a director and 514,800 to various investors.   The remaining original common shares were cancelled and 1,147,500 new common shares were issued.  As of December 31, 2005, 1,782,300 common shares were issued and outstanding.

9

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

On January 7, 2006, the Company issued to a consultant 30,000 shares in settlement for services rendered.

On June 9, 2008, the Company issued 100,000 common shares to an investor at $.50 per share for $50,000.

On June 10, 2008, the Company issued common shares, as follows:

•	19,610 shares, valued at $1.00 per share, to settle $19,610 note payable, including accrued interest of $1,610.
•	724,000 shares, valued at $0.02 per share, to settle accrued interest payable of $12,000. In connection with this transaction 164,800 previously issued shares were cancelled.
•	480,000 shares, valued at $0.05 per share, to settle $25,787 of accrued consulting fees. In addition, warrants for a 5% per-money interest in the Company were cancelled.
•	27,000 shares, valued at $0.93 per share, to settle note payable of $25,000.
•	452,000 shares, valued at $0.31 per share, to a director, a related party, to settle a note payable of $139,242 including accrued interest of $14,242.
•	100,000 shares, valued at $5.25 per share, to the founder and chief executive officer, a related party, in exchange for $525,000 of accrued salary.
•
210,000 shares, valued at $0.44 per share, to a consultant, a related party, in exchange for accrued consulting fees of $142,420.  In connection with this transaction 30,000 previously issued shares were cancelled.

•	5,500 shares to a consultant in settlement of accrued consulting fees of $8,197.

On June 12, 2008, the Company issued 140,000 shares, valued at $0.80 per share, to settle note payable of $111,393 including accrued interest of $11,393.

On June 16, 2008, the Company issued 200,000 shares, valued at $.02 per share, to settle $4,000 of accrued consulting fees.  In addition, warrants for a 5% per-money interest in the Company were cancelled.

On June 17, 2008, the Company issued 13,363,390 shares, valued at $0.10 per share, to Sahara Entertainment, LLC, a related party, to settle a note payable and advances aggregating $1,303,843 in the amount of $462,074 including accrued interest of $61,074 and assumption of liabilities on behalf of the Company amounting to $841,769.  In connection with this transaction 1,147,500 previously issued shares were cancelled.

Additionally, on June 17, 2008, the Company issued 31,000 shares of common stock in exchange for fees.

10

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

The values ascribed to the issuances involving noncash consideration for common stock were in accordance with FASB No. 123(R) “Share-Based Payment.”  The Company evaluated the nature of such transactions and determined that the value of the consideration received was more readily determinable than the value of the common shares issued and, as such, has recorded the transactions accordingly.

Warrants

The Company has issued warrants to certain holders of promissory notes that entitle them to purchase shares of common stock of the Company.  All warrants granted vested immediately.  The fair value of the warrants were estimated using the intrinsic value method.  The fair value of the common stock related to these warrant issuances approximated $.02 as determined based on services rendered by a consultant in the amount of $4,000 in exchange for 200,000 warrants in 2006.  The Company has ascribed a value of approximately $9,000 to these warrants.

Warrant activity for non-employees during January 18, 2005 (date of inception) to June 30, 2008 were as follows:

Weighted
			Exercise	average
			Price per	exercise price
	Number of	Vested	common	per common
	shares	shares	share	share

Balance, January 18, 2005	-	-	-	-
Granted during 2005	-	-	-	-
Balance, December 31, 2005	-	-	-	-

Granted during 2006	9,000	9,000	$0.0001 - $0.01	$0.005

Balance at December 31, 2006	9,000	9,000	$0.0001 - $0.01	$0.005

Granted during 2007	-	-	-

Balance at December 31, 2007	9,000	9,000	$0.0001 - $0.01	$0.005

Granted during 2008	-	-	-	-

Forfeited during 2008	9,000	9,000	$0.0001 - $0.01	$0.005

Balance at June 30, 2008	-	-	-	-

11

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

5.	Income Taxes

The Company has provided a valuation allowance for the full amount of its net deferred tax assets because the Company has determined that it is more likely than not that it will not be realized.

At December 31, 2007, the Company has federal and state net operating loss carryforwards of approximately $1,931,000, available to reduce future taxable income which expire at various dates from 2014 to 2025.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards which can be used in future years.

	June 30,	December 31,
	2008	2007

Net operating loss carryforwards	$1,004,850	$868,950
Amortization of intangible assets	(43,380)	(40,796)
Net deferred tax assets	961,470	828,154
Valuation allowance	(961,470)	(828,154)

	$-	$-

The valuation allowance increased by $133,316 during the six months ended June 30, 2008 primarily as a result of operating losses.

6.	Advances, Related Party

	June 30,	December 31,
	2008	2007
Advance due Sahara Entertainment, LLC,
related party, unsecured, due on demand	$-	$174,568

Advance due a director of the Company, a
related party, unsecured, due on demand	-	6,320

	$-	$180,888

12

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

The outstanding balance on these advances amounted to $0 and $180,888 at June 30, 2008 and December 31, 2007, respectively.  See Note 4.  Sahara Entertainment, LLC, a related party, advanced amounts on behalf of the Company for working a capital line of credit.  These advances were due on demand and are non-interest bearing.  Such advances have been discounted at a rate of 5.5% which was the Company’s incremental borrowing rate during the periods of the advances.  Interest amounting to $3,500, $7,000 and $21,000 was accreted and included in the accompanying statement of operations for 2008, 2007 and from inception to June 30, 2008.

7.	Notes payable, related parties

	June 30, 2008	December 31,2007
$401,000 note payable due to Sahara Entertainment, LLC, a related party, with interest at 5.5% per annum. Amount was due on demand and was unsecured (See Note 4).	$-	$452,074

$125,000 note payable due Sahara Entertainment, LLC, a related party, with interest at 5.5% per annum. Amount was due on demand and was unsecured (See Note 4).	-	136,106
Total	$-	$588,180

8.	Notes payable

	June 30, 2008	December 31, 2007
Note payable to a third party bearing interest at 5.5%, per annum, including accrued interest of $12,000, due June 30, 2007, unsecured (See Note 4).	$-	162,000

Note payable, to a third party, bearing interest at 5.5% per annum, including accrued interest of $8,884, due on demand. (See note 4).	-	108,884

Note payable to a third party, bearing interest at 5.5% per annum, including accrued interest of $6,833, due on demand, unsecured (See Note 4).	-	26,883

Note payable, to a third party, bearing interest at 5.5% per annum, due on demand, unsecured (See Note 4).	-	5,155
	$-	$302,922

13

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

9.	Commitments and Contingencies

Rent expense
In January 2005, the Company entered into a month to month lease for office space of approximately $4,000 per month.  Rent expense for the six months ended June 30, 2008, years ended December 31, 2007 and 2006, and from January 18, 2005 (date of inception) to June 30, 2008 approximated $25,000, $52,100, $48,800, and $175,500, respectively.

Litigation
The Company was a defendant, along with the Chief Executive Officer, in litigation proceedings (the "Action") with Westwood Capital (the "Plaintiff”). Pursuant to a Stipulation of Settlement executed on June 16, 2008, (the "Stipulation"), the Chief Executive Officer personally agreed to pay $70,000 to settle the matter. Contemporaneously with the execution of the Stipulation, the Plaintiff executed a stipulation discontinuing the Action against the Company and executed a General Release releasing the Company, Sahara Entertainment, LLC and Sahara Media, Inc. from any liability for any actions prior to the date of the General Release. The Company was removed as a named party to the Action and has no further obligations to the Plaintiff.

10.	Subsequent Events

Reverse merger
On September 17, 2008, Sahara Media Acquisitions, Inc., a Delaware Corporation that is a wholly owned subsidiary of Mac Filmworks, Inc. (“MFI”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company.  Pursuant to the Merger Agreement, Sahara Media Acquisitions, Inc. merged into the Company, such that Sahara became a wholly owned subsidiary of MFI. Pursuant to the Merger Agreement, MFI issued 18,150,000 shares of their common stock to the shareholders of Sahara (the “Acquisition Shares”) (subject to the placement of 5,000,000 Acquisition Shares in escrow pursuant to the Escrow Agreement (defined below)), representing approximately 62% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger and the Private Placement (defined below), and the outstanding shares of common stock of Sahara were transferred to the Company and cancelled.

On July 31, 2008, the Company issued 400,000 shares of common stock to Sahara Entertainment, LLC as payment for expenses relating the Company’s financing.

14

Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

In connection with the Merger, MFI entered into a series of identical subscription agreements (the “Subscription Agreements”) with accredited investors (the “Investors”), pursuant to which, concurrent with the closing of the Merger on the Closing Date, MFI issued and sold units, with each unit consisting of 100,000 shares of common stock and five-year warrants to purchase 100,000 shares of common stock with an exercise price of $2.50, for a purchase price of $125,000 per unit (the “Private Placement”). Pursuant to the Private Placement, MFI issued and sold to the Investors an aggregate of 6,526,191 shares of common stock (the “Common Shares”) and five-year warrants to purchase 6,526,191 shares of common stock  with an exercise price of $2.50 (the “Investor Warrants”), for an aggregate purchase price of $8,157,678. The Investor Warrants may not be exercised to the extent such exercise would cause the holder of the warrant, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of MFI’s then outstanding shares of common stock following such exercise. Pursuant to the Subscription Agreements, MFI agreed to file a registration statement registering the Common Shares and the shares of common stock underlying the Investor Warrants, subject to Securities and Exchange Commission (“SEC”) limitations, within 45 days of the filing of this report with the SEC.

John Thomas Financial, Inc. (“JTF”), a broker-dealer which is a member of the Financial Industry Regulatory Authority, was retained as the exclusive placement agent for the Private Placement. JTF received a commission of $815,767 (equal to 10% of the gross proceeds) and expense reimbursements of $244,730 (equal to 3% of the gross proceeds). JTF also received a finder’s fee of $200,000 in connection with the Merger, and a success fee of $400,000, based on the receipt of gross proceeds of at least $8,000,000. Upon exercise of the Investor Warrants, JTF will receive a 10% commission and a 3% expense allowance. In addition, the Company has retained JTF to assist with investment banking requirements on an exclusive basis for a period of one year, pursuant to which, on the Closing Date, JTF was issued five-year warrants to purchase 1,000,000 shares of common stock of MFI with an exercise price of $1.30 (the “Broker Warrants”). The Brokers Warrants are exercisable on a cashless basis. JTF will also be issued one share of common stock of the Company for every four Investor Warrants that are exercised within 12 months of the date on which the registration statement registering the resale of the common stock underlying such Investor Warrants has been declared effective by the SEC, and Sahara retained JTF as a consultant for a monthly fee of $10,000. Also, in connection with the Merger, on the Closing Date, JTF was issued 3,000,000 shares of the Company’s common stock. An additional finder’s fee of $120,000 was also paid in connection with the Merger to JTF.

In connection with the Merger and the Private Placement, in addition to the foregoing:

(i) MFI completed a 30-to-1 reverse stock split of its common stock, pursuant to which MFI’s issued and outstanding shares of common stock, was reduced to 818,000 (prior to the Merger and the Private Placement).

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Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

(ii) MFI entered into a securities escrow agreement (the “Securities Escrow Agreement”) with the Company, its shareholders (the “Sahara Escrow Shareholders”), and the Company’s corporate counsel, as escrow agent. Pursuant to the Securities Escrow Agreement, the Sahara Escrow Shareholders agreed to place 5,000,000 Acquisition Shares (the “Escrow Shares”) into an escrow account. The Escrow Shares will be released to the Sahara Escrow Shareholders, or returned to the Company for cancellation if not released, based upon the achievement of certain performance thresholds as set forth below:

(a) If MFI launches the online magazine Honeymag.com six months after the Closing Date (the “First Performance Threshold”), 20% of the Escrow Shares will be released to the Escrow Shareholders. If the First Performance Threshold is not met, 20% of the Escrow Shares will be returned to MFI for cancellation.

(b) If MFI launches the social network Thehivespot.com seven months after the Closing Date (the “Second Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Second Performance Threshold is not met, 20% of the Escrow Shares will be returned to MFI for cancellation.

(c) In the event that, from the period from the launch of the online magazine Honeymag.com, until nine months after the Closing Date, the average number of monthly viewed impressions of the Company’s online magazine Honeymag.com is at least 300,000 (the “Third Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Third Performance Threshold is not met, 20% of the Escrow Shares will be returned to MFI for cancellation.

(d) In the event that MFI’s social networking site Thehivespot.com has at least 200,000 registered users on September 30, 2009 (the “Fourth Performance Threshold”), 20% of the Escrow Shares will be released to Sahara Escrow Shareholders. If the Fourth Performance Threshold is not met, 20% of the Escrow Shares will be returned to MFI for cancellation.

(e) In the event that the Company either has revenue of at least $1,000,000 for the year ending December 31, 2009, or accounts receivable of at least $1,000,000 as of December 31, 2009, as disclosed in the Company’s audited financial statements included in the Company’s Form 10-K for the year ending December 31, 2009 filed with the Securities and Exchange Commission (the “Fifth Performance Threshold”), 20% of the Escrow Shares will be released to the Sahara Escrow Shareholders. If the Fifth Performance Threshold is not met, 20% of the Escrow Shares will be returned to MFI for cancellation.

(iii) Sahara entered into an indemnification agreement (the “Indemnification Agreement”) with John Thomas Bridge & Opportunity Fund (“JTO”), pursuant to which JTO agreed to indemnify Sahara for any breaches of the representations and warranties made by MFI under the Merger Agreement, in an amount up to $400,000, for up to two years. Sahara paid JTO a fee of $400,000 upon the execution of the indemnification agreement.

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Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

(iv) Effective on the Closing Date, the sole officer of MFI resigned and the executives of Sahara Media, Inc. were appointed as executive officers of MFI.

(v) MFI intends to changes its name to Sahara Media Holdings, Inc., as soon as practicable.

In connection with the Escrow Agreement, of the 5,000,000 shares held in escrow, 1,425,000 shares have been issued to BPA Associates, LLC as partial consideration for the Honey Database pursuant to the Database Purchase Agreement (see “Purchase of Database” below). The Escrowed Shares shall be released to the Company’s shareholders upon the Company meeting established thresholds including the re-launching of the publications online website magazine, in-line website and a digital magazine, re-launching of the social networking site, substantially increased registered users and viewer impressions on the online magazine site.

Purchase and Issuance of the Debenture and Issuance of Additional Consideration

Shares.
On July 1, 2008, the Company entered into a bridge financing arrangement whereby the Company entered into a Securities Purchase Agreement, also dated July 1, 2008, pursuant to which the Company sold a 12% Senior Secured Debenture (“Debenture”) in the principal amount of $500,000, bearing interest at the rate of 12% per annum, $80,000, of which, such proceeds were subsequently released to third parties to pay fees with the balance of $420,000 remitted to the Company.

The Security Purchase Agreement secured certain U.S. trademark Registrations for all of the Company’s publications, and all the Company’s databases as collateral security for the prompt payment in full when due.  In addition, for consideration of a $50,000 payment, a Security Agreement with BPA Associates, under common ownership, was executed whereby BPA agreed to secure the payment on the Debenture with certain assets of the Company, including the Database which contains information vital to the business of the Company.

Upon the Maturity Date of the Debenture resulting from a Change of Control, in which the Company is not the surviving entity, the merged company shall issue Opportunity Fund (i) 500,000 shares of common stock of the surviving entity providing for the issuance of additional shares if the subscription price is less than $1.00 per share; and (ii) a five year warrant to purchase 500,000 shares of common stock of the surviving entity at an exercise price at $2.50 per share (if the exercise price of the warrants issued in connection with the Investment Agreement are less than $2.00 per share, such exercise price shall be reduced to the exercise price of such warrants issued in connection with the Investment Agreement). The warrant shall include standard anti-dilution provisions and additional exercise price adjustments for sales of common stock at prices less than $2.00 within one year of the issue date of the warrant. Investor shall enter into all documents that are used to place the securities pursuant to the Investment Agreement and shall have the same rights as such investors, including but not limited to registration rights. Upon the Maturity Date resulting from any reason other than a Change of Control, the Company shall issue to Investor shares of its common stock in an amount after such issuance that equals 20% of the issued and outstanding shares of common stock on a fully diluted basis, in lieu of the securities described in the previous sentence. The issuance described in the above shall be referred to as "Additional Consideration Shares."

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Sahara Media, Inc.
(a development stage company)
Notes to Financial Statements
For the Period of Inception to December 31, 2005 through June 30, 2008

Until the Debenture has been repaid and all securities issuable to the Investor are issued, the Company is subject to negative covenants to not sell, lease, or otherwise dispose of all or substantially all of its assets; dissolve, liquidate, or wind up its business; conduct its business other than in its ordinary and usual course; issue any debt obligations in excess of $1,000,000, unless all of the obligations of the Debenture are retired with such proceeds from the financing; pay any dividend or make any other distributions of cash or property to any of the holders of its capital stock; merge or consolidate with another entity; or enter into any transaction with an affiliate other than in the ordinary course.

Purchase of Database
On July 1, 2008, the Company entered into a Purchase Agreement with BPA Associates, LLC (“BPA”), a related party (a relative of our Chief Executive Officer), whereby the Company agreed to purchase BPA’s Database.  The Company’s consideration for this purchase is as follows: $50,000 which was paid on July 1, 2008 in consideration of BPA pledging the Database in connection with the sale by the Company of a $500,000 debenture to an Investor (See note 9), $775,000 and 1,425,000 common shares on consummation of the Reorganization.

Additional Stock and Warrant Issuances
•	On July 31, 2008, the Company issued 100,000 shares of common stock to an investor for $50,000.
•
On September 3, 2008, the Company issued 50,000 shares of common stock as additional consideration for a $100,000 bridge loan made on the same date, that was repaid upon the closing of the Merger and Private Placement on September 17, 2008.

On September 17, 2008, the date of the Merger and Private Placement, the following transactions took place:
•
Company issued to John Thomas Bridge & Opportunity Fund 500,000 shares of common stock, and five year warrants to purchase 500,000 shares of common stock with an exercise price of $1.50.  The shares of common stock and warrants were issued as additional consideration for a bridge loan to the Company that closed in July 2008 and was repaid upon the closing of the Merger and the Private Placement.  The warrants are exercisable on a cashless basis.

•	Company issued five-year warrants to purchase 500,000 shares of the Company’s common stock with an exercise price of $1.50 to a consulting firm. The warrants are exercisable on a cashless basis.
•
Company issued to its corporate counsel 250,000 shares of common stock, and five-year warrants to purchase 250,000 shares of common stock, with an exercise price of $1.50 for legal services.  The warrants are exercisable on a cashless basis.

•
Company issued 100,000 shares of common stock, and five-year warrants to purchase 300,000 shares of common stock with an exercise price of $1.10 for services.  The warrants are exercisable on a cashless basis.

•	Company issued 50,000 shares of common stock to a consulting firm for services rendered.
•
The Company issued 50,000 shares of common stock in connection with a bridge loan in the amount of $100,000 bearing interest at a rate of 10% per annum to the holder. The bridge loan and the interest were repaid by the Company with the proceeds from the financing.

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